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EXHIBIT A

                             Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Amendment No. 10 to Schedule 13D is filed on behalf of each of us.


/s/ John F. Fisbeck
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John F. Fisbeck


/s/ Carter M. Fortune
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Carter M. Fortune


/s/ Norman G. Wolcott, Jr.
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Norman G. Wolcott, Jr.


/s/ Norman G. Wolcott, Jr., as Trustee
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Norman G. Wolcott, Jr., as Trustee of the Norman G. Wolcott, Sr. and Lucile H.
Wolcott Revocable Trust of 1995, Marital Trust and the Norman G. Wolcott, Sr. and Lucile H. Wolcott Revocable Trust of 1995, Survivor's Trust


/s/ Harlan M. Schafir
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Harlan M. Schafir


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